As filed with the Securities and Exchange Commission on June 19, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PTC Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	04-3416587
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

100 Corporate Court

South Plainfield, New Jersey 07080

(908) 222-7000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stuart W. Peltz, Ph.D.
Chief Executive Officer
PTC Therapeutics, Inc.
100 Corporate Court
South Plainfield, New Jersey 07080
(908) 222-7000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

copies to:

David E. Redlick Brian A. Johnson Wilmer Cutler Pickering Hale and Dorr LLP 7 World Trade Center, 250 Greenwich Street New York, New York 10007 Telephone: (212) 230-8800 Fax: (212) 230-8888	Mark E. Boulding Executive Vice President and Chief Legal Officer PTC Therapeutics, Inc. 100 Corporate Court South Plainfield, New Jersey 07080 Telephone: (908) 222-7000 Fax: (908) 222-1128	Richard Truesdell, Jr. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Telephone: (212) 450-4000 Fax: (212) 701-5800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-188657

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value per share	1,692,800 shares	$15.00	$25,392,000	$3,464

(1) Includes 220,800 shares which the underwriters have the option to purchase.

(2) Estimated in accordance with Rule 457(a) of the Securities Act of 1933 solely on the basis of $15.00, the Initial Public Offering Price set forth on the cover page of the Registrant’s Prospectus dated June 19, 2013 relating to its initial public offering pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-188657).

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, $0.001 par value per share, of PTC Therapeutics, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-188657), which was declared effective by the Commission on June 19, 2013, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of South Plainfield, State of New Jersey, on this 19th day of June, 2013.

PTC Therapeutics, Inc.

By:	/s/ Stuart W. Peltz, Ph.D.
Name: Stuart W. Peltz, Ph.D.
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Stuart W. Peltz, Ph.D.	Chief Executive Officer and Director	June 19, 2013
	Stuart W. Peltz, Ph.D.	(principal executive officer)

	/s/ Shane Kovacs	Chief Financial Officer	June 19, 2013
	Shane Kovacs	(principal financial and accounting officer)

	*	Chairman of the Board	June 19, 2013
Michael Schmertzler

	*	Director	June 19, 2013
Richard Aldrich

	*	Director	June 19, 2013
Axel Bolte

	*	Director	June 19, 2013
Allan Jacobson, Ph.D.

	*	Director	June 19, 2013
Adam Koppel, M.D., Ph.D.

	*	Director	June 19, 2013
Michael Kranda

	*	Director	June 19, 2013
Geoffrey McDonough, M.D.

	*	Director	June 19, 2013
David P. Southwell

	*	Director	June 19, 2013
Jerome B. Zeldis, M.D., Ph.D.

*By:	/s/ Stuart W. Peltz, Ph.D.
Name: Stuart W. Peltz, Ph.D.
Title: Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.		Description

5.1		Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1		Consent of Ernst & Young LLP, independent registered public accounting firm
23.2		Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
24.1	*	Powers of Attorney

* Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-188657) filed with the Securities and Exchange Commission on May 16, 2013.